     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 2000

                                              REGISTRATION NUMBER 333-
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             ---------------------
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        WEATHERFORD INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                           04-2515019
   (State or other jurisdiction of incorporation           (I.R.S. Employer Identification No.)
                 or organization)

                       515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            BERNARD J. DUROC-DANNER
                        WEATHERFORD INTERNATIONAL, INC.
                       515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                 CURTIS W. HUFF
                        WEATHERFORD INTERNATIONAL, INC.
                       515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF               AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING       AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED           SHARE(1)            PRICE(1)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value...............       125,941             $43.75           $5,509,918.80         $1,460.00
----------------------------------------------------------------------------------------------------------------------------
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(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 and based upon the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on February 29, 2000.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MARCH 6, 2000

PROSPECTUS

                                 125,941 SHARES

                        WEATHERFORD INTERNATIONAL, INC.

                                  COMMON STOCK

                             ---------------------

     The selling stockholders of Weatherford International, Inc. listed on page 11 may offer and resell up to 125,941 shares of our common stock under this prospectus. We will not receive any of the proceeds from sales of shares by the selling stockholders.

     Our common stock is traded on the New York Stock Exchange under the symbol "WFT". On March 3, 2000, the last reported sales price for our common stock on the New York Stock Exchange was $47.44 per share.

     The selling stockholders may sell these shares from time to time on the New York Stock Exchange or otherwise. They may sell the shares at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for their legal fees and any commissions or discounts due to brokers or dealers. The amount of those commissions or discounts will be negotiated before the sales. We will pay all of the other offering expenses.

     Our principal executive offices are located at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027. Our telephone number is (713) 693-4000.

                             ---------------------

     INVESTING IN THESE SHARES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                 The date of this prospectus is March   , 2000.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER WE NOR THE SELLING STOCKHOLDERS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. UNDER NO CIRCUMSTANCES SHOULD THE DELIVERY TO YOU OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROSPECTUS. IN THIS PROSPECTUS, WHEN WE REFER TO WEATHERFORD AND USE PHRASES SUCH AS "WE" AND "US", WE ARE GENERALLY REFERRING TO WEATHERFORD INTERNATIONAL, INC. AND ITS SUBSIDIARIES AS A WHOLE OR ON A DIVISION BASIS DEPENDING ON THE CONTEXT IN WHICH THE STATEMENTS ARE MADE.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
WHERE YOU CAN FIND MORE INFORMATION.........................     1
FORWARD-LOOKING STATEMENTS..................................     3
RISK FACTORS................................................     6
SELLING STOCKHOLDERS........................................     9
PLAN OF DISTRIBUTION........................................    10
LEGAL MATTERS...............................................    11
EXPERTS.....................................................    11

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. You may inspect those reports, proxy statements and other information at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of those materials from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us. You can also inspect and copy those reports, proxy and information statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     We have filed with the SEC a registration statement on Form S-3 covering the shares offered by this prospectus. This prospectus is only a part of the registration statement and does not contain all of the information in the registration statement. For further information on us and the common stock being offered, please review the registration statement and the exhibits that are filed with it. Statements made in this prospectus that describe documents may not necessarily be complete. We recommend that you review the documents that we have filed with the registration statement to obtain a more complete understanding of those documents.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us.

     The following documents that we have filed with the SEC (File No.1-13086) are incorporated by reference into this prospectus:

     - Our Annual Report on Form 10-K for the year ended December 31, 1998;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     - Our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

     - Our Quarterly Report on Form 10-Q for the quarter ended September 30,
       1999;

     - Our Current Report on Form 8-K dated February 4, 1999;

     - Our Current Report on Form 8-K dated February 18, 1999;

     - Our Current Report on Form 8-K dated April 29, 1999;

     - Our Current Report on Form 8-K dated May 21, 1999;

     - Our Current Report on Form 8-K dated July 21, 1999;

     - Our Current Report on Form 8-K dated August 17, 1999;

     - Our Current Report on Form 8-K dated August 31, 1999;

     - Our Current Report on Form 8-K dated September 15, 1999;

     - Our Current Report on Form 8-K dated October 22, 1999;

     - Our Current Report on Form 8-K dated November 12 1999;

     - Our Current Report on Form 8-K dated January 31, 2000;

     - Our Current Report on Form 8-K dated February 11, 2000; and

     - The description of our common stock contained in our Registration Statement on Form 8-A (filed May 19, 1994) and as amended by our Registration Statement on Form S-4, as amended (Registration No. 333-58741), including any amendment or report filed for the purpose of updating such description.

     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027, Attention: Secretary (telephone number: (713) 693-4000). If you have any other questions regarding us, please contact our Investor Relations Department in writing (515 Post Oak Blvd., Suite 600, Houston, Texas 77027) or by telephone ((713) 693-4000) or visit our website at www.weatherford.com.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and our other filings with the SEC and public releases contain statements relating to our future results, including certain projections and business trends. We believe these statements constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, the following:

A FURTHER DOWNTURN IN MARKET CONDITIONS COULD AFFECT PROJECTED RESULTS.

     Any unexpected material changes in oil and gas prices or other market trends would likely affect the forward-looking information contained in this prospectus and in our other filings with the SEC and public releases. Our results for 1999 were materially and adversely affected by the downtown in the industry that began in 1998. Although we currently expect that our results for 2000 will show a material improvement over 1999 due to higher oil prices and drilling activity and a general industry view that market conditions have bottomed out and are beginning to recover, the oil and gas industry is extremely volatile and subject to change based on political and economic factors outside our control.

     Our estimates as to future results and industry trends make assumptions regarding the future prices of oil and gas, the North American and international rig counts and their effect on the demand and pricing of our products and services. In analyzing the market and its impact on us for 2000, we have made the following assumptions:

     - The recent increase in the price of oil will result in improvements to our business in 2000 with the strongest improvements expected to occur in the second half of 2000.

     - Oil prices will average over $20 per barrel for West Texas intermediate crude.

     - Average natural gas prices for 2000 will remain at or near their current levels.

     - World demand for oil will be up only slightly.

     - Drilling activity will increase slightly beyond normal demand as oil companies seek to replace and produce reserves that were not replaced or produced in 1999.

     - North American and international rig counts will improve, with increases in the international rig count following the North American rig count increase by around six months. In 2000, we have made our internal budgets based upon an average rig count for North America of around 1,100 and the international rig count of around 630.

     - Pricing for many of our products and services should increase steadily during the year. Pricing will be subject to market conditions and continued pricing pressures in selected markets and product lines.

     - Demand for compression services will remain relatively flat for most of 2000.

     - Future growth in the industry will be dependent on technological advances that can reduce the costs of exploration and production, and technological improvements in tools used for re-entry, thru-tubing and extended reach drilling as well as artificial lift technologies will be important to our future.

     We have based these assumptions on various macro-economic factors, and actual market conditions could vary materially from those assumed.

A FUTURE REDUCTION IN THE RIG COUNT COULD ADVERSELY AFFECT THE DEMAND FOR OUR PRODUCTS AND SERVICES.

     Our operations were materially affected by the decline in the rig count during 1998 and 1999. Although the North American rig count has improved slightly from its historical low in 1999, a further decline in the North American and international rig counts would adversely affect our results. Our forward-looking statements regarding our drilling products assume an improvement in the rig count in 2000 and that there will not be any material declines in the worldwide rig count, in particular the domestic rig count. Our forward-looking statements also assume an increase in the international markets to occur by mid 2000.

PROJECTED COST SAVINGS COULD BE INSUFFICIENT.

     During 1998 and 1999, we implemented a number of programs intended to reduce costs and align our cost structure with the current market environment. Our forward-looking statements regarding cost savings and their impact on our business assume these measures will generate the savings expected. However, if the markets continue to decline, we may have to take additional actions to achieve the desired savings.

GRANT SPIN-OFF.

     We are currently proposing a spin-off of our Grant Prideco drilling products business. The spin-off of this business is subject to the receipt of a favorable private letter ruling from the Internal Revenue Service confirming that the spin-off will be tax free to us and our shareholders. There can be no assurance that a spin-off of the business will occur or the specific timing thereof.

INTEGRATION OF ACQUISITIONS.

     During 1999, we consummated various acquisitions of product lines and businesses. The success of these acquisitions will be dependent on our ability to integrate these product lines and businesses with our existing businesses and eliminate duplicative costs. We have incurred various duplicative costs with respect to the operations of companies and businesses acquired by us during 1999 pending the integration of the acquired businesses with our businesses. Our forward-looking statements assume the successful integration of the acquired businesses and their contribution to our income during 2000. Integration of acquisitions is something that cannot occur overnight and is something that requires constant effort at the local level to be successful. Accordingly, there can be no assurance as to the ultimate success of our integration efforts.

WEATHERFORD'S SUCCESS IS DEPENDENT UPON TECHNOLOGICAL ADVANCES.

     Our ability to succeed with our long-term growth strategy is dependent on the technological competitiveness of our product and service offerings. A central aspect of our growth strategy is to enhance the technology of our products and services, to expand the markets for many of our products through the leverage of our worldwide infrastructure and to enter new markets and expand in existing markets with technologically advanced value-added products. Our forward-looking statements have assumed gradual growth from these new products and services during 2000.

UNEXPECTED YEAR 2000 PROBLEMS COULD HAVE AN ADVERSE FINANCIAL IMPACT.

     To date, we do not know of any failures of our software, hardware, equipment or products or those of our suppliers, vendors or customers as a result of the occurrence of the Year 2000 date change; however, any such failure could have a material impact on us. We have assumed that no material Year 2000 failures will occur.

AN ECONOMIC DOWNTURN COULD ADVERSELY AFFECT DEMAND FOR PRODUCTS AND SERVICES.

     The economic downturn that began in Asia in 1997 affected the economies in other regions of the world, including South America and the former Soviet Union, and contributed to the decline in the price of oil and the level of drilling activity. Although the economy in the United States has experienced one of its longest periods of growth in recent history, the continued strength of the United States economy cannot be assured. If the United States or European economies were to begin to decline or if the economies of South America or Asia were to experience further material problems, the demand and price for oil and gas and our products and services could again adversely affect our revenues and income. We have assumed that a worldwide recession or a material downturn in the United States economy will not occur.

CURRENCY FLUCTUATIONS COULD HAVE A MATERIAL ADVERSE FINANCIAL IMPACT.

     A material decline in currency rates in our markets could affect our future results as well as affect the carrying values of our assets. World currencies have been subject to much volatility. Our forward-looking statements assume no material impact from changes in currencies because our financial position is generally dollar based or hedged. For those revenues denominated in local currency, the effect of foreign currency fluctuations is largely mitigated because local expenses are denominated in the same currency.

CHANGES IN GLOBAL TRADE POLICIES COULD ADVERSELY IMPACT OPERATIONS.

     Changes in global trade policies in our markets could impact our operations in these markets. We have assumed that there will be no material changes in global trading policies.

UNEXPECTED LITIGATION AND LEGAL DISPUTES COULD HAVE A MATERIAL ADVERSE FINANCIAL IMPACT.

     If we experience unexpected litigation or unexpected results in our existing litigation having a material effect on results, the accuracy of the forward-looking statements would be affected. Our forward-looking statements assume that there will be no such unexpected litigation or results.

     Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC. For additional information regarding risks and uncertainties, see our other current year filings with the SEC under the Securities Exchange Act of 1934 and the Securities Act of 1933. We will generally update our assumptions in our filings as circumstances require.

                                  RISK FACTORS

     An investment in our common stock involves various risks. When considering your investment in our company you should consider carefully the following factors, together with the information described elsewhere in this prospectus.

LOW PRICES FOR OIL ADVERSELY AFFECT THE DEMAND FOR OUR PRODUCTS AND SERVICES.

     Low oil prices adversely affect demand throughout the oil and natural gas industry, including the demand for our products and services. As prices decline, we are affected in two significant ways. First, the funds available to our customers for the purchase of goods and services declines. Second, exploration and drilling activity declines as marginally profitable projects become uneconomic and either are delayed or eliminated. Accordingly, as long as oil prices are low, our revenues and income will be adversely affected. Despite the increases in the price of oil during 1999, the market conditions existing in 1998 and 1999 affected our business in various ways. Our drilling and intervention services business experienced declines in line with the general reduction in industry activity. Our completion systems business experienced declines corresponding to the lower activity levels, with the greatest declines outside the United States markets. Our artificial lift business, which is heavily dependent on North American production, experienced continuous declines in revenue throughout 1998 and the first quarter of 1999. Our Grant Prideco drilling products division, which is classified as a discontinued operation, experienced a significant decline in new orders of drill pipe and other drill stem products and tubular sales fell as completion activity slowed, tubular distributors reduced inventories and due to excess drill pipe being consumed from idle rigs. Our compression services business has only been marginally affected by the declines in market conditions because its business is based on levels of natural gas development and production, which has been more stable than oil production. Our compression business was subject to price competition in North America.

     Our businesses will continue to be affected by industry conditions, including those conditions and factors described under "Forward-Looking Statements".

CUSTOMER CREDIT RISKS

     Substantially all of our customers are engaged in the energy industry. This concentration of customers may impact our overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic and industry conditions. Many of our customers slowed the payment of their accounts in 1999 in light of current industry conditions and others have experienced greater financial difficulties in meeting their payment terms. We perform ongoing credit evaluations of our customers and do not generally require collateral in support of our trade receivables. We maintain reserves for potential credit losses, and actual losses have historically been within our expectations.

DISRUPTIONS IN FOREIGN OPERATIONS COULD ADVERSELY AFFECT OUR INCOME

     Like most multinational oilfield service companies, we have operations in certain international areas, including parts of the Middle East, North and West Africa, Latin America, the Asia-Pacific region and the Commonwealth of Independent States, that are inherently subject to risks of war, local economic conditions, political disruption, civil disturbance and policies that may:

     - disrupt our operations and oil and gas exploration and production activities;

     - restrict the movement of funds;

     - lead to U.S. government or international sanctions; and

     - limit access to markets for periods of time.

     Historically, the economic impact of such disruptions has been temporary, and oil and gas exploration and production activities have resumed eventually in relation to market forces. Certain areas, including the CIS, Algeria, Nigeria, parts of the Middle East, the Asia-Pacific region and Latin America, have been subjected to political disruption which has negatively impacted results of operations following such events. Disruptions may occur in our foreign operations, and losses may occur that will not be covered by insurance.

     Grant Prideco recently decided to terminate an existing arrangement in India with Oil Country Tubular Limited, which resulted in a one time charge of $6.1 million, net of tax, directly related to the write off of certain assets in India. OCTL manufactured drill pipe and other products for us under a long-term exclusive manufacturing arrangement. Over the years, Grant Prideco provided OCTL with a substantial amount of raw materials, inventory and working capital for the products it manufactures for us. Grant Prideco's business in India through OCTL has been adversely affected by the downturn of the economies in the eastern hemisphere and is subject to various political and economic risks as well as financial and operational risks with respect to OCTL.

     As of December 31, 1999, OCTL owed Grant Prideco approximately $25.1 million for prior advances made by it to OCTL and Grant Prideco had assets in India with a book value of approximately $1.7 million. In 1999, Grant Prideco substantially curtailed its purchases from OCTL, and decided to terminate its existing manufacturing relationship with OCTL and seek an alternative arrangement for the recovery of its prior advances. After giving effect to the $6.1 million after tax writeoff noted above, Grant Prideco's remaining exposure in India is approximately $17.3 million and consists of unpaid receivable and advances made to assist OCTL in its working capital needs as part of Grant Prideco's manufacturing arrangement with it. Grant Prideco is currently discussing with OCTL a restructuring of its relationship that would allow OCTL to repay prior advances in cash, equity in OCTL or product. Based on financial information of OCTL known to Grant Prideco and its general knowledge of the business and assets of OCTL, OCTL would appear to have a sufficient asset and equity value to allow for a restructuring of its debt to Grant Prideco on the terms being discussed. There is, however, uncertainty as to how much, if any, of the amounts owed to Grant Prideco by OCTL will ultimately be collected. Accordingly, there can be no assurance that Grant Prideco will be able to fully realize the amounts owed to it by OCTL or that additional charges relating to India will not be required in the near term as the negotiation and collection process continues. Any additional charges prior to spin-off would adversely affect Grant Prideco's results and reduce our net income.

OUR PRODUCTS AND SERVICES ARE SUBJECT TO OPERATIONAL, LITIGATION AND ENVIRONMENTAL RISKS

     Our products are used for the exploration and production of oil and natural gas. These operations are subject to hazards inherent in the oil and gas industry that can cause personal injury or loss of life, damage to or destruction of property, equipment, the environment and marine life, and suspension of operations. These hazards include fires, explosions, craterings, blowouts and oil spills. Litigation arising from an accident at a location where our products or services are used or provided may result in our being named as a defendant in lawsuits asserting potentially large claims.

     In the ordinary course of business, we become the subject of various claims and litigation. We maintain insurance to cover many of our potential losses and we are subject to various self-retentions and deductibles with respect to our insurance. Although we are subject to various ongoing items of litigation, we do not believe that any of the items of litigation that we are currently subject to will result in any material uninsured losses to us. It is, however, possible that an unexpected judgment could be rendered against us in cases in which we could be uninsured and beyond the amounts that we currently have reserved or anticipate incurring for that matter.

     We are also subject to various federal, state and local laws and regulations relating to the energy industry in general and the environment in particular. Environmental laws have in recent years become more stringent and have generally sought to impose greater liability on a larger number of potentially responsible parties. While we are not currently aware of any situation involving an environmental claim that would likely have a material adverse effect on our business, it is always possible that an environmental claim with respect to one or more of our current businesses or a business or property that one of our predecessors owned or used could arise that could involve the expenditure of a material amount of funds.

CURRENCY DEVALUATION AND FLUCTUATION RISKS

     A single European currency ("the Euro") was introduced on January 1, 1999, at which time the conversion rates between legacy currencies and the Euro were set for 11 participating member countries. However, the legacy currencies in those countries will continue to be used as legal tender through January 1, 2002. Thereafter, the legacy currencies will be canceled, and the Euro bills and coins will be used in the 11 participating countries. We are currently evaluating the effect of the Euro on our business operations; however, we do not foresee that the transition to the Euro will have a significant impact.

     Approximately 45% to 50% of our net assets are located outside the United States and are carried on our books in local currencies. Changes in those currencies in relation to the U.S. dollar result in translation adjustments which are reflected as accumulated other comprehensive loss in the stockholders' equity section on our balance sheet.

OUR COMMON STOCK HAS FLUCTUATED HISTORICALLY

     Historically, and in recent months in particular, the market price of common stock of companies engaged in the oil and gas industry has been highly volatile. Likewise, the market price of our common stock has varied significantly in the past. News announcements and changes in oil and natural gas prices, changes in the demand for oil and natural gas exploration and changes in the supply and demand for oil and natural gas have all been factors that have affected the price of our common stock.

WE ARE SUBJECT TO RISKS RELATED TO THE YEAR 2000 THAT COULD NEGATIVELY IMPACT OUR BUSINESS

     The Year 2000 issue is the risk that information systems, computers, equipment and products using date-sensitive software or containing computer chips with two-digit date fields will be unable to correctly process the Year 2000 date change. If not identified and corrected, failures could occur in our software, hardware, equipment and products and those of our suppliers, vendors and customers that could result in interruptions in our business. All phases of our Year 2000 plan have been completed. To date, we do not know of any failures of our software, hardware, equipment or products or those of our suppliers, vendors or customers as a result of the occurrence of the Year 2000 date change; however, any such failure could have a material impact on us. Because no material adverse effects from the Year 2000 have occurred, we are unable to predict the most likely worst case Year 2000 scenario.

                              SELLING STOCKHOLDERS

     This prospectus is part of a registration statement that we filed pursuant to registration rights granted to the selling stockholders under an agreement we entered into in connection with the acquisition by our Completion Systems Division of the minority stockholders' and phantom stockholder's interest in SubTech International, Inc. Prior to the acquisition, we owned 51% of the stock of SubTech. SubTech was formed in October 1998 for purposes of forming a joint venture among us, the selling stockholders and certain other parties.

     Pursuant to the terms of the acquisition agreement, we will pay all expenses of registering the shares under the Securities Act of 1933, including all registration and filing fees, printing expenses and the fees and disbursements of our counsel and accountants. The agreement also provides that we will indemnify the selling stockholders against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the selling stockholders may be required to make in respect thereof. The selling stockholders will pay all fees and disbursements of their counsel and all brokerage fees, commissions and expenses for any shares that are registered and that they sell. We expect to withdraw registration of any unsold shares on or shortly after February 3, 2001, when we expect the shares will be eligible for public sale pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

     The following table sets forth the beneficial ownership of common stock by each selling stockholder as of March 6, 2000, all of which may be sold pursuant to this prospectus:

                                                          NUMBER OF          PERCENT OF
NAME OF SELLING STOCKHOLDER                            SHARES OWNED(1)   OUTSTANDING SHARES
---------------------------                            ---------------   ------------------
Henning Hansen.......................................      12,379            *
Frode Kaland.........................................      12,379            *
Harry C. Ehlert IRA, Oppenheimer & Co., Inc.(2)......      24,483            *
John M. Birckhead....................................      24,483            *
Robert E. Ehlert.....................................         275            *
David M. Graham......................................         275            *
Crawford Estate, Ltd.(3).............................      11,166            *
Iyke Ejizu...........................................       4,741            *
Gregory B. Ford......................................      13,540            *
Harold Ford, Jr. ....................................      17,172            *
Kerry D. Jernigan....................................         175            *
James Troy Packard...................................         753            *
Paulo S. Tubel.......................................       4,060            *
Bobby Travis.........................................          60            *

---------------

 *  Less than 1%

(1) Because the selling stockholders may offer all or a portion of the shares pursuant to this prospectus, we cannot estimate to the number of shares of our common stock that the selling stockholders will hold upon termination of any sales.

(2) Harry C. Ehlert is the beneficial owner of the shares held of record by the Harry C. Ehlert IRA, Oppenheimer & Co., Inc.

(3) Mark S. Crawford is the manager and a member of MC Holding Company, L.L.C., the general partner of Crawford Estate, Ltd.

     During parts of the last three years, each of Mark S. Crawford, Henning Hansen and John M. Birckhead was an officer and director of SubTech, and each of Harry C. Ehlert and Paulo S. Tubel was an officer of SubTech. Each of Mark S. Crawford, Henning Hansen, John M. Birckhead, Harry C. Ehlert and Paulo S. Tubel is currently an officer of SubTech. We currently employ Mark S. Crawford, John M.

Birckhead, Harry C. Ehlert, Paulo S. Tubel, Kerry D. Jernigan, Henning Hansen and Frode Kaland at annual base salaries of $120,000, $100,000, $100,000, $90,000, $85,600, NOK 750,000 and $66,667, respectively.

     Since November 1998, each of Mark S. Crawford and Henning Hansen has been a director of Subsurface Technology AS, a subsidiary of SubTech. Since November 1998, Mark Crawford has been a director and officer of Dataline Petroleum Services, Inc., a subsidiary of SubTech, and John M. Birckhead and Harry C. Ehlert have been officers of Dataline. John M. Birckhead has been a director of BEI Technology, Inc., a subsidiary of SubTech, and Harry C. Ehlert and Mark S. Crawford have been officers of BEI since November 1998. During parts of the last three years, Mark S. Crawford and James Troy Packard have been directors of Calumet Petroleum Services Inc., a subsidiary of SubTech.

     Prior to November 1998, John M. Birckhead, Harry C. Ehlert, Robert E. Ehlert and David M. Graham were stockholders of BEI, and Crawford Estates, Ltd., Iyke Ejizu, Gregory B. Ford, Harold Ford, Jr., Kerry D. Jernigan, James Troy Packard and Bobby Travis were stockholders of Dataline. On November 1998, each of these stockholders exchanged their interest in BEI or Dataline for shares of stock of SubTech in connection with the formation of the joint venture. Prior to November 1998, John M. Birckhead and Harry C. Ehlert were officers and directors of BEI, Gregory Brent Ford, Harold Ford, Jr. and Mark S. Crawford were directors of Dataline and Mark S. Crawford and James Troy Packard were officers of Dataline.

     Within the past three years, none of the selling stockholders has held any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted above.

                              PLAN OF DISTRIBUTION

     The shares offered under this prospectus may be sold by the selling stockholders from the date of this prospectus until February 3, 2001. The selling stockholders may sell the shares on the New York Stock Exchange or otherwise, at market prices or at negotiated prices. They may sell shares by one or a combination of the following:

     - a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

     - privately negotiated transactions.

     Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in sales of shares. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated prior to the sale. The selling stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any proceeds or commissions received by them or any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions.

     When any of the selling stockholders notifies us of a particular offering of common stock under this prospectus, we will file a prospectus supplement, if required by the Securities Act of 1933, setting forth:

     - the number of shares being offered and the terms of the offering, including the purchase price;

     - the name of each of the participating broker-dealers or agents;

     - the purchase price paid for the shares purchased from the selling stockholders; and

     - any items constituting compensation from the selling stockholders.

     We will not receive any of the proceeds from the sale of the shares offered by this prospectus.

                                 LEGAL MATTERS

     Curtis W. Huff, our Executive Vice President, Chief Financial Officer and General Counsel, has advised us with respect to the validity of the shares of common stock offered by this prospectus. Pursuant to agreements between us and Mr. Huff, Mr. Huff holds 56,250 restricted shares of common stock and options to purchase 250,000 shares of common stock.

                                    EXPERTS

     The restated consolidated financial statements of Weatherford International, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in Weatherford International, Inc.'s Current Report on Form 8-K dated October 22, 1999, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

     Ernst & Young LLP, independent auditors, have audited Dailey International Inc.'s consolidated balance sheets as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998, the eight month period ended December 31, 1997 and for each of the two years in the period ended April 30,1997, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this offering are:

Securities and Exchange Commission Registration Fee.........  $ 1,460
New York Stock Exchange Listing Fee.........................    1,500
Legal Fees and Expenses.....................................    1,000
Accounting Fees and Expenses................................    8,000
Blue Sky Fees and Expenses (including legal fees)...........    1,000
Miscellaneous...............................................    1,040
                                                              -------
          TOTAL.............................................  $14,000
                                                              =======

     The selling stockholders will pay for the fees and expenses of their counsel.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

     Section 145 of the Delaware General Corporation Law grants to the Registrant the power to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Amended and Restated By-laws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc. ("Lehman Brothers"), constitute two of the eight members of the Board of Directors of the Registrant. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc. ("Holdings"), both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of the Registrant, are to be indemnified by Lehman Brothers and Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of the Registrant at the request of Lehman Brothers and Holdings.

     Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities which they may incur in their capacity as directors pursuant to insurance maintained by Holdings.

ITEM 16. EXHIBITS.

           3.1           -- Amended and Restated Certificate of Incorporation of the
                            Registrant, as amended (incorporated by reference to
                            Exhibit No. 3.1 to Form 10-K (File 1-13086) filed March
                            30, 1999).
           3.2           -- By-laws of the Registrant, as amended (incorporated by
                            reference to Exhibit No. 3.2 to Form 8-K (File 1-3086)
                            filed June 2, 1998).
           4.1           -- See Exhibits numbered 3.1 and 3.2 for provisions of the
                            Amended and Restated Certificate of Incorporation and
                            By-laws of the Registrant defining the rights of the
                            holders of Common Stock.
           4.2           -- Amended and Restated Credit Agreement dated as of May 27,
                            1998, among EVI, Inc., EVI Oil Tools Canada Ltd., Chase
                            Bank of Texas, National Association, as U.S.
                            Administrative Agent, The Bank of Nova Scotia, as
                            Documentation Agent and Canadian Agent, ABN AMRO Bank,
                            N.V., as Syndication Agent, and the other Lenders defined
                            therein, including the forms of Notes (incorporated by
                            reference to Exhibit No. 4.1 to Form 8-K (File 1-13086)
                            filed June 16, 1998).
           4.3           -- Indenture dated March 15, 1994, among Energy Ventures,
                            Inc., as Issuer, the Subsidiary Guarantors party thereto,
                            as Guarantors, and Chemical Bank, as Trustee
                            (incorporated by reference to Form 8-K (File 1-13086)
                            filed April 5, 1994).
           4.4           -- Specimen 10 1/4% Senior Note due 2004 of Energy Ventures,
                            Inc. (incorporated by reference to Form 8-K (File
                            1-13086) filed April 5, 1994).
           4.5           -- First Supplemental Indenture by and among Energy
                            Ventures, Inc., Prideco and Chemical Bank, as trustee,
                            dated June 30, 1995 (incorporated by reference to Exhibit
                            No. 4.4 to Registration Statement on Form S-3 (Reg. No.
                            33-61933)).
           4.6           -- Second Supplemental Indenture by and among Energy
                            Ventures, Inc., EVI Arrow, Inc., EVI Watson, Inc. and The
                            Chase Manhattan Bank, as trustee, dated effective as of
                            December 6, 1996 (incorporated by reference to Exhibit
                            4.6 to Form 10-K (File 1-13086) filed March 20, 1997).
           4.7           -- Third Supplemental Indenture by and among EVI, Inc.,
                            Ercon, Inc. and The Chase Manhattan Bank, as trustee,
                            dated effective as of May 1, 1997 (incorporated by
                            reference to Exhibit 99.2 to Form 8-K (File 1-13086)
                            filed October 27, 1997).
           4.8           -- Fourth Supplemental Indenture by and among EVI, Inc., XLS
                            Holding, Inc., XL Systems, Inc. and The Chase Manhattan
                            Bank, as trustee, dated effective as of August 25, 1997
                            (incorporated by reference to Exhibit 99.3 to Form 8-K
                            (File 1-13086) filed October 27, 1997).
           4.9           -- Fifth Supplemental Indenture by and between EVI, Inc. and
                            The Chase Manhattan Bank dated as of December 12, 1997
                            (including the Form of Note and Form of Exchange Note)
                            (incorporated by reference to Exhibit 4.1 to Form 8-K
                            (File 1-13086) filed December 31, 1997).
           4.10          -- Indenture dated as of October 15, 1997, between EVI, Inc.
                            and The Chase Manhattan Bank, as Trustee (incorporated by
                            reference to Exhibit No. 4.13 to Registration Statement
                            on Form S-3 (Reg. No. 333-45207)).
           4.11          -- First Supplemental Indenture dated as of October 28,
                            1997, between EVI, Inc. and The Chase Manhattan Bank, as
                            Trustee (including Form of Debenture) (incorporated by
                            reference to Exhibit 4.2 to Form 8-K (File 1-13086) filed
                            November 5, 1997).

           4.12          -- Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated,
                            Donaldson, Lufkin & Jenrette Securities Corporation,
                            Credit Suisse First Boston Corporation, Lehman Brothers
                            Inc., Prudential Securities Incorporated and Schroder &
                            Co. Inc. (incorporated by reference to Exhibit 4.3 to
                            Current Report on Form 8-K (File 1-13086) filed November
                            5, 1997).
           4.13          -- Indenture dated May 17, 1996, between Weatherford
                            Enterra, Inc. and Bank of Montreal Trust Company, as
                            Trustee (incorporated by reference to Exhibit 4.1 to
                            Weatherford Enterra, Inc.'s Current Report on Form 8-K
                            (File No. 1-7867) dated May 28, 1996).
           4.14          -- First Supplemental Indenture dated and effective as of
                            May 27, 1998, between EVI Weatherford, Inc., the
                            successor by merger to Weatherford Enterra, Inc., and
                            Bank of Montreal Trust Company, as Trustee (incorporated
                            by reference to Exhibit 4.1 to Weatherford Enterra,
                            Inc.'s Current Report on Form 8-K (File No. 1-7867) filed
                            June 2, 1996).
           4.15          -- Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May
                            15, 2006 (incorporated by reference to Exhibit 4.2 to
                            Weatherford Enterra, Inc.'s Current Report on Form 8-K
                            (File No. 1-7867) dated May 28, 1996).
           4.16          -- Participation Agreement dated December 8, 1998, by and
                            among Weatherford Enterra Compression Company, L.P., ABN
                            AMRO Bank N.V., as Administrative Agent, Arranger and
                            Syndication Agent, Chase Bank of Texas, National
                            Association, and the Lessors listed on Schedule I thereto
                            (incorporated by reference to Exhibit 4.16 to Amendment
                            No. 2 to Registration Statement on Form S-4 (Reg. No.
                            333-65663)).
           4.17          -- Master Lease Intended as Security dated as of December 8,
                            1998, between Weatherford Enterra Compression Company,
                            L.P., as Lessee, and ABN AMRO Bank N.V., as
                            Administrative Agent for the Lessors (incorporated by
                            reference to Exhibit 4.17 to Amendment No. 2 to
                            Registration Statement on Form S-4 (Reg. No. 333-65663)).
           4.18          -- Guaranty Agreement dated as of December 8, 1998, between
                            Weatherford International, Inc. and ABN AMRO Bank N.V.,
                            as Administrative Agent for the Lessors (incorporated by
                            reference to Exhibit 4.18 to Amendment No. 2 to
                            Registration Statement on Form S-4 (Reg. No. 333-65663)).
          *4.19          -- Agreement and Plan of Merger dated February 3, 2000,
                            among Weatherford International, Inc., SubTech
                            Acquisition Corp., SubTech International, Inc., and the
                            stockholders and phantom stockholder of SubTech
                            International, Inc. listed therein.
          *5.1           -- Opinion of Curtis W. Huff, Executive Vice President,
                            Chief Financial Officer and General Counsel of the
                            Registrant.
         *23.1           -- Consent of Arthur Andersen LLP, with respect to the
                            financial statements of Weatherford International, Inc.
         *23.2           -- Consent of Ernst & Young LLP, with respect to the
                            financial statements of Dailey International Inc.
         *23.3           -- Consent of Curtis W. Huff, Executive Vice President,
                            Chief Financial Officer and General Counsel of the
                            Registrant (included in Exhibit 5.1).
         *24.1           -- Powers of Attorney from certain members of the Board of
                            Directors of the Registrant (contained on page II-5).

---------------

* Filed herewith.

As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreement to the Commission upon request.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Securities Act or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Houston, State of Texas, on March 6, 2000.

                                          WEATHERFORD INTERNATIONAL, INC.

                                          By:  /s/ BERNARD J. DUROC-DANNER
                                            ------------------------------------
                                                  Bernard J. Duroc-Danner
                                            President, Chief Executive Officer,
                                                       Chairman of the
                                               Board and Director (Principal
                                                      Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Curtis W. Huff, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                    TITLE                    DATE
                                                                    -----                    ----
             /s/ BERNARD J. DUROC-DANNER               President, Chief Executive       March 6, 2000
-----------------------------------------------------    Officer, Chairman of the
               Bernard J. Duroc-Danner                   Board and Director (Principal
                                                         Executive Officer)

                 /s/ CURTIS W. HUFF                    Executive Vice President         March 6, 2000
-----------------------------------------------------    (Principal Financial Officer)
                   Curtis W. Huff

                /s/ FRANCES R. POWELL                  Vice President, Accounting and   March 6, 2000
-----------------------------------------------------    Controller (Principal
                  Frances R. Powell                      Accounting Officer)

                /s/ DAVID J. BUTTERS                   Director                         March 6, 2000
-----------------------------------------------------
                  David J. Butters

                                                       Director                         March   , 2000
-----------------------------------------------------
                  Philip Burguieres

                                                                    TITLE                    DATE
                                                                    -----                    ----
                                                       Director                         March   , 2000
-----------------------------------------------------
                  Sheldon B. Lubar

               /s/ WILLIAM E. MACAULAY                 Director                         March 6, 2000
-----------------------------------------------------
                 William E. Macaulay

                                                       Director                         March   , 2000
-----------------------------------------------------
                  Robert B. Millard

              /s/ ROBERT K. MOSES, JR.                 Director                         March 6, 2000
-----------------------------------------------------
                Robert K. Moses, Jr.

                 /s/ ROBERT A. RAYNE                   Director                         March 6, 2000
-----------------------------------------------------
                   Robert A. Rayne

                               INDEX TO EXHIBITS

         NUMBER                                    EXHIBIT
         ------                                    -------
           3.1           -- Amended and Restated Certificate of Incorporation of the
                            Registrant, as amended (incorporated by reference to
                            Exhibit No. 3.1 to Form 10-K (File 1-13086) filed March
                            30, 1999).
           3.2           -- By-laws of the Registrant, as amended (incorporated by
                            reference to Exhibit No. 3.2 to Form 8-K (File 1-3086)
                            filed June 2, 1998).
           4.1           -- See Exhibits numbered 3.1 and 3.2 for provisions of the
                            Amended and Restated Certificate of Incorporation and
                            By-laws of the Registrant defining the rights of the
                            holders of Common Stock.
           4.2           -- Amended and Restated Credit Agreement dated as of May 27,
                            1998, among EVI, Inc., EVI Oil Tools Canada Ltd., Chase
                            Bank of Texas, National Association, as U.S.
                            Administrative Agent, The Bank of Nova Scotia, as
                            Documentation Agent and Canadian Agent, ABN AMRO Bank,
                            N.V., as Syndication Agent, and the other Lenders defined
                            therein, including the forms of Notes (incorporated by
                            reference to Exhibit No. 4.1 to Form 8-K (File 1-13086)
                            filed June 16, 1998).
           4.3           -- Indenture dated March 15, 1994, among Energy Ventures,
                            Inc., as Issuer, the Subsidiary Guarantors party thereto,
                            as Guarantors, and Chemical Bank, as Trustee
                            (incorporated by reference to Form 8-K (File 1-13086)
                            filed April 5, 1994).
           4.4           -- Specimen 10 1/4% Senior Note due 2004 of Energy Ventures,
                            Inc. (incorporated by reference to Form 8-K (File
                            1-13086) filed April 5, 1994).
           4.5           -- First Supplemental Indenture by and among Energy
                            Ventures, Inc., Produce and Chemical Bank, as trustee,
                            dated June 30, 1995 (incorporated by reference to Exhibit
                            No. 4.4 to Registration Statement on Form S-3 (Reg. No.
                            33-61933)).
           4.6           -- Second Supplemental Indenture by and among Energy
                            Ventures, Inc., EVI Arrow, Inc., EVI Watson, Inc. and The
                            Chase Manhattan Bank, as trustee, dated effective as of
                            December 6, 1996 (incorporated by reference to Exhibit
                            4.6 to Form 10-K (File 1-13086) filed March 20, 1997).
           4.7           -- Third Supplemental Indenture by and among EVI, Inc.,
                            Ercon, Inc. and The Chase Manhattan Bank, as trustee,
                            dated effective as of May 1, 1997 (incorporated by
                            reference to Exhibit 99.2 to Form 8-K (File 1-13086)
                            filed October 27, 1997).
           4.8           -- Fourth Supplemental Indenture by and among EVI, Inc., XLS
                            Holding, Inc., XL Systems, Inc. and The Chase Manhattan
                            Bank, as trustee, dated effective as of August 25, 1997
                            (incorporated by reference to Exhibit 99.3 to Form 8-K
                            (File 1-13086) filed October 27, 1997).
           4.9           -- Fifth Supplemental Indenture by and between EVI, Inc. and
                            The Chase Manhattan Bank dated as of December 12, 1997
                            (including the Form of Note and Form of Exchange Note)
                            (incorporated by reference to Exhibit 4.1 to Form 8-K
                            (File 1-13086) filed December 31, 1997).
           4.10          -- Indenture dated as of October 15, 1997, between EVI, Inc.
                            and The Chase Manhattan Bank, as Trustee (incorporated by
                            reference to Exhibit No. 4.13 to Registration Statement
                            on Form S-3 (Reg. No. 333-45207)).

         NUMBER                                    EXHIBIT
         ------                                    -------
           4.11          -- First Supplemental Indenture dated as of October 28,
                            1997, between EVI, Inc. and The Chase Manhattan Bank, as
                            Trustee (including Form of Debenture) (incorporated by
                            reference to Exhibit 4.2 to Form 8-K (File 1-13086) filed
                            November 5, 1997).
           4.12          -- Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated,
                            Donaldson, Lufkin & Jenrette Securities Corporation,
                            Credit Suisse First Boston Corporation, Lehman Brothers
                            Inc., Prudential Securities Incorporated and Schroder &
                            Co. Inc. (incorporated by reference to Exhibit 4.3 to
                            Form 8-K (File 1-13086) filed November 5, 1997).
           4.13          -- Indenture dated May 17, 1996, between Weatherford
                            Enterra, Inc. and Bank of Montreal Trust Company, as
                            Trustee (incorporated by reference to Exhibit 4.1 to
                            Weatherford Enterra, Inc.'s Current Report on Form 8-K
                            (File No. 1-7867) dated May 28, 1996).
           4.14          -- First Supplemental Indenture dated and effective as of
                            May 27, 1998, between EVI Weatherford, Inc., the
                            successor by merger to Weatherford Enterra, Inc., and
                            Bank of Montreal Trust Company, as Trustee (incorporated
                            by reference to Exhibit 4.1 to Weatherford Enterra,
                            Inc.'s Current Report on Form 8-K (File No. 1-7867) filed
                            June 2, 1996).
           4.15          -- Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May
                            15, 2006 (incorporated by reference to Exhibit 4.2 to
                            Weatherford Enterra, Inc.'s Current Report on Form 8-K
                            (File No. 1-7867) dated May 28, 1996).
           4.16          -- Participation Agreement dated December 8, 1998, by and
                            among Weatherford Enterra Compression Company, L.P., ABN
                            AMRO Bank N.V., as Administrative Agent, Arranger and
                            Syndication Agent, Chase Bank of Texas, National
                            Association, and the Lessors listed on Schedule I thereto
                            (incorporated by reference to Exhibit 4.16 to Amendment
                            No. 2 to Registration Statement on Form S-4 (Reg. No.
                            333-65663)).
           4.17          -- Master Lease Intended as Security dated as of December 8,
                            1998, between Weatherford Enterra Compression Company,
                            L.P., as Lessee, and ABN AMRO Bank N.V., as
                            Administrative Agent for the Lessors (incorporated by
                            reference to Exhibit 4.17 to Amendment No. 2 to
                            Registration Statement on Form S-4 (Reg. No. 333-65663)).
           4.18          -- Guaranty Agreement dated as of December 8, 1998, between
                            Weatherford International, Inc. and ABN AMRO Bank N.V.,
                            as Administrative Agent for the Lessors (incorporated by
                            reference to Exhibit 4.18 to Amendment No. 2 to
                            Registration Statement on Form S-4 (Reg. No. 333-65663)).
          *4.19          -- Agreement and Plan of Merger dated February 3, 2000,
                            among Weatherford International, Inc., SubTech
                            Acquisition Corp., SubTech International, Inc., and the
                            stockholders and phantom stockholder of SubTech
                            International, Inc. listed therein.
          *5.1           -- Opinion of Curtis W. Huff, Executive Vice President,
                            Chief Financial Officer and General Counsel of the
                            Registrant.
         *23.1           -- Consent of Arthur Andersen LLP, with respect to the
                            financial statements of Weatherford International, Inc.
         *23.2           -- Consent of Ernst & Young LLP, with respect to the
                            financial statements of Dailey International Inc.

         NUMBER                                    EXHIBIT
         ------                                    -------
         *23.3           -- Consent of Curtis W. Huff, Executive Vice President,
                            Chief Financial Officer and General Counsel of the
                            Registrant (included in Exhibit 5.1).
         *24.1           -- Powers of Attorney from certain members of the Board of
                            Directors of the Registrant (contained on page II-5).

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* Filed herewith.